Exhibit 10.7

TRADEMARK SECURITY AGREEMENT

SECURITY AGREEMENT (the “Agreement”) made as of this 15th day of July 2010 by APDN (B.V.I.), INC. (“Grantor”), in favor of ETICO CAPITAL, LLC, as Agent (“Grantee”).

W I T N E S S E T H

WHEREAS, pursuant to the terms of a certain Security Agreement of even date herewith between Grantor and Grantee (as the same may be amended or otherwise modified from time to time, the “Security Agreement”), Grantor has granted to Grantee, as agent for the Buyers (as defined in the Security Agreement) a security interest in substantially all of the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks (as defined in the Security Agreement), and all products and proceeds thereof, to secure the payment of the Obligations (as defined in the Security Agreement).

NOW, THEREFORE, for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

1.    Incorporation of Security Agreement.  The Credit Agreement and Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto.  All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Security Agreement.

2.    Grant and Reaffirmation of Grant of Security Interests.  To secure the payment and performance of the Obligations, Grantor hereby grants to Grantee, and hereby reaffirms its prior grant pursuant to the Security Agreement of, a continuing security interest in Grantor’s entire right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter created, acquired or arising: (i) each Trademark listed on Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark; and (ii) all products and proceeds of the forgoing, including without limitation, any claim by Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark, or (b) injury to the goodwill associated with any Trademark.

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

IN WITNESS WHEREOF, Grantor has duly executed this Agreement as of the date first written above.

APDN (B.V.I.), INC.

By:	/s/ Dr. James A. Hayward
Name: Dr. James A. Hayward
Title: President and Chief Executive Officer

Accepted and Agreed as of the date first above written:

ETICO CAPITAL, LLC, as Collateral Agent

By:	/s/ Scott A. Weisman
Name: Scott A. Weisman
Title: Managing Director

SCHEDULE 1

TRADEMARK REGISTRATIONS

Trademark Description	U.S. Registration/Application No.	Date Registered/Applied For

SIGNATURE	3482366	8/19/08

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